UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 21, 2009

Date of Report (Date of earliest event reported)

HURON CONSULTING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	The information from Item 5.02(c) below is incorporated herein by reference in its entirety.

(c)	On May 21, 2009, the Company issued a press release announcing the appointment of David M. Shade as President and Chief Operating Officer effective immediately.

Gary E. Holdren will remain as the Company’s Chairman and Chief Executive Officer, with Mr. Shade assuming the President title, which Mr. Holdren has held since 2004. The position of Chief Operating Officer has been open since January 2009, when Daniel J. Broadhurst assumed leadership of the Company’s Accounting and Financial Consulting and Corporate Consulting segments.

Mr. Shade, age 64, has led the Company’s Healthcare practice since January 2007, when the Company acquired Wellspring Partners LTD (“Wellspring”) where he was Principal and Chief Executive Officer. Prior to the formation of Wellspring in 1999, Mr. Shade served as Chief Executive Officer of a firm specializing in healthcare valuation services. Previously, Mr. Shade was a partner in the healthcare consulting division of Ernst & Young LLP for more than 20 years.

Pursuant to the stock purchase agreement whereby the Company acquired Wellspring, additional purchase consideration may be payable by the Company to the selling shareholders of Wellspring if specific financial performance targets are met over a five-year period ending on December 31, 2011. For the year ended December 31, 2008, additional purchase consideration earned by Wellspring totaled $25.0 million, which was paid out in March 2009. As a former shareholder of Wellspring, Mr. Shade received $3.9 million, or 15.6%, of this amount.

A copy of the press release announcing Mr. Shade’s appointment is filed as an exhibit to this current report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release, dated May 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	May 21, 2009	/s/ Gary L. Burge
Gary L. Burge
Vice President,
Chief Financial Officer and Treasurer

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